FEDERATED INCOME SECURITIES TRUST

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237-7000

September 11, 2008

EDGAR Operations Branch
U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, DC  20549

RE:           FEDERATED INCOME SECURITIES TRUST (“Registrant”)
Federated Prudent Global Income Fund (“Fund”)
Class A Shares
Class C Shares
Institutional Shares
1933 Act File No. 33-3164
1940 Act File No. 811-4577

Dear Sir or Madam:

Post-Effective Amendment No. 79 under the Securities Act of 1933 and Amendment No. 72 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Fund is hereby electronically transmitted.  This filing has been electronically redlined to indicate the changes from the Fund’s Rule 485(a) Amendment filed with the Commission on July 15, 2008.

This Fund may be marketed through banks, savings associations or credit unions.

As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective 75 days after filing, pursuant to paragraph (a) of Rule 485 under the Securities Act of 1933.

If you have any questions on the enclosed material, please contact me at (412) 288-1202.

Very truly yours,

/s/ Alice Helscher
Alice Helscher
Paralegal

Enclosures